Exhibit 10.3

OPERATING AGREEMENT
OF
TEAM NATION INVESTMENT GROUP, LLC

This OPERATING AGREEMENT (“Agreement”) is made this 20th day of May, 2008, by A.B.S.I.G. LLC, a California limited liability corporation, and TEAM NATION HOLDING CORPORATION, a California corporation (each of whom is referred to individually as a “Member”; all of them are referred to collectively as “Members”) and is based on the following facts:

RECITALS

1)           The Articles of Organization of TEAM NATION INVESTMENT GROUP, LLC were filed in the Office of the Secretary of State of the State of California on May 21, 2008.  A copy is attached hereto marked Exhibit “A” and by this reference made a part hereof.

2)           By entering into the Operating Agreement, the Members intend to,  and do, form a limited liability company pursuant to (and under) the Beverly-Killea Limited Liability Company Act.

C.           Pursuant to Paragraph 11.11 of the Operating Agreement, it may be amended only by a writing signed by all of its Members unless the right to amend is otherwise expressly set forth in this Agreement.

D.           The purpose of this Agreement is to provide for the governance of the Company and the conduct of its business and to set forth the relative rights and obligations of the Managers and the Members, all as hereinafter set forth.

NOW THEREFORE, the Members hereby agree as follows:

ARTICLE I.
DEFINITIONS

The following capitalized terms used in this Agreement have the meanings specified in this Article or elsewhere in this Agreement and when not so defined shall have the meanings set forth in California Corporations Code ' 17001, et seq.

1.1           “Act” means the Beverly-Killea Limited Liability Company Act (California Corporations Code '' 17000-17705), including amendments from time to time.

1.2           “Agreement” means this Operating Agreement, as originally executed and as amended from time to time.

1.3           “Articles of Organization” is defined in California Corporations Code ' 17001(b).

1.4           “Assignee” means a person who has acquired a Member’s Economic Interest in the Company, by way of a Transfer in accordance with the terms of this Agreement, but who has not become a Member.

1.5           “Assigning Member” means a Member who by means of a Transfer has transferred an Economic Interest in the Company to an Assignee.

1.6           “Capital Account” means, as to any Member, a separate account maintained and adjusted in accordance with Article III, Section 3.5.

1.7           “Capital Contribution” means, with respect to any Member, the amount of the money and the Fair Market Value of any property (other than money) contributed to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take “subject to” under IRC section 752) in consideration of a Percentage Interest held by such Member.  A Capital Contribution shall not be deemed a loan.

1.8           “Capital Event” means a sale or disposition of any of the Company’s capital assets, the receipt of insurance and other proceeds derived from the involuntary conversion of Company property, the receipt of proceeds from a refinancing of Company property, or a similar event with respect to Company property or assets.

1.9           “Carrying Value” means (a) With respect to a property contributed to the Company by a Member, the agreed value of such property reduced (but not below zero) by all depreciation, cost recovery and amortization deductions with respect to such property as taken into account in determining Profit or Loss, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with sections 4.2and 4.3 and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Company properties, as deemed appropriate by the Co-Managers.

1.10           “Cash Available for Distribution” for any reporting period of the Company shall mean (a) the funds which the Company shall receive from operations and any other source (other than from borrowings, refinancing or equity contributions) for any such period in excess of (b) the total of all cash expenses, reserves and all amounts paid or accrued by or on behalf of the Company in such period on account of the amortization of any debts or liabilities of the Company.

1.11           “Cash from Financing” shall mean the proceeds of any loan made directly to the
Company after the payment therefrom of all loan expenses and other debts of the Company (other than debts owing to the Co-Managers or Members) which are paid off in conjunction with obtaining such loan.

1.12           “Code” or “IRC” means the Internal Revenue Code of 1986, as amended, and any successor provision.

1.13           “Company” means the company named in Article II, Section 2.2.

1.14           “Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member, including the right to vote or to participate in management.

1.15           “Encumber” means the act of creating or purporting to create an Encumbrance, whether or not perfected under applicable law.

1.16           “Encumbrance” means, with respect to any Membership Interest, or any element thereof, a mortgage, pledge, security interest, lien, proxy coupled with an interest (other than as contemplated in this Agreement), option, or preferential right to purchase.

1.17           “Gross Asset Value” means, with respect to any item of property of the Company, the item’s adjusted basis for federal income tax purposes, except as follows:

(i)           The Gross Asset Value of any item of property contributed by a Member to the Company shall be the fair market value of such property, as mutually agreed by the contributing Member and the Company; and

(ii)           The Gross Asset Value of any item of Company property distributed to any Member shall be the fair market value of such item of property on the date of distribution.

1.18           “Initial Member” or “Initial Members” means those Persons whose names are set forth in the first sentence of this Agreement.  A reference to an “Initial Member” means any one of the Initial Members.

1.19           “Involuntary Transfer” means, with respect to any Membership Interest, or any element thereof, any Transfer or Encumbrance, whether by operation of law, pursuant to court order, foreclosure of a security interest, execution of a judgment or other legal process, or otherwise, including a purported transfer to or from a trustee in bankruptcy, receiver, or assignee for the benefit of creditors.

1.20           “Losses.”  See “Profits and Losses.”

1.21           “Majority of Members” means a Member or Members whose Percentage Interests represent more than 50 percent of the Percentage Interests of all the Members.

        1.22           “Meeting” is defined in Article V, Section 5.2.

1.23           “Members” means the Initial Members or Persons who otherwise acquire Membership Interests, as permitted under this Agreement, and who remain Members.  “Member” shall mean anyone of them.

1.24           “Notice” means a written notice required or permitted under this Agreement.  A notice shall be deemed given or sent when deposited, as certified mail or for overnight delivery, postage and fees prepaid, in the United States mails; when delivered to Federal Express, Overnite Express, United Parcel Service, DHL WorldWide Express, or Airborne Express, for overnight delivery, charges prepaid or charged to the sender’s account; when personally delivered to the recipient; when transmitted by electronic means, and such transmission is electronically confirmed as having been successfully transmitted; or when delivered to the home or office of a recipient in the care of a person whom the sender has reason to believe will promptly communicate the notice to the recipient.

1.25           “Percentage Interest” means the Percentage Interest assigned to the Members (individually or as a class) as more particularly set forth in Paragraph 3.1 below.  The Percentage Interest defines each Member’s rights and obligations in regard to Capital Contributions, Profits and Losses, cash distributions and voting rights.

1.26           “Person” means an individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

1.27           “Profits and Losses” means, for each fiscal year or other period specified in this Agreement, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with IRC section 703(a).

1.28           “Property”  means whatever right, if any, the Company has in (directly or indirectly) in asset-backed securities in which it may derive an interest by causing them to be purchased by other entities  and ancillary rights associated therewith which are owned by the Company.

1.29           “Proxy” has the meaning set forth in the first paragraph of California Corporations Code ' 17001(ai).  A Proxy may not be transmitted orally.

1.30           “Regulations” (“Reg”) means the income tax regulations promulgated by the United States Department of the Treasury and published in the Federal Register for the purpose of interpreting and applying the provisions of the Code, as such Regulations may be amended from time to time, including corresponding provisions of applicable successor regulations.

1.31           “Substituted Member” is defined in Article VIII, Section 8.8.

1.32           “Successor in Interest” means an Assignee, a successor of a Person by merger or otherwise by operation of law, or a transferee of all or substantially all of the business or assets of a Person.

1.33           “Transfer” means, with respect to a Membership Interest, or any element of a Membership Interest, any sale, assignment, gift, Involuntary Transfer, or other disposition of a Membership Interest or any element of such a Membership Interest, directly or indirectly, other than an Encumbrance that is expressly permitted under this Agreement.

1.34           “Triggering Event” is defined in Article VIII, Section 8.2.

1.35           “Vote” means a written consent or approval, a ballot cast at a Meeting, or a voice vote.

1.36           “Voting Interest” means, with respect to a Member, the right to Vote or participate in management and any right to information concerning the business and affairs of the Company provided under the Act, except as limited by the provisions of this Agreement.  A Member’s Voting Interest shall be directly proportional to the Member’s Percentage Interest.

ARTICLE II.
ARTICLES OF ORGANIZATION; PURPOSE OF COMPANY

2.1           Prior to the execution of this Agreement, the Members have caused the Articles of Organization in the form attached to this Agreement as Exhibit “A” to be filed with the California Secretary of State.

2.2           The name of the Company is TEAM NATION INVESTMENT GROUP, LLC.

2.3           The principal executive office of the Company shall be at 707 Broadway, 18th Floor, San Diego 92101, or such other place or places as may be determined by the Members from time to time.

2.4           The initial agent for service of process on the Company shall be J. Thomas Epperson.  A Majority of Members may from time to time change the Company’s agent for service of process.

2.5           The sole purpose of the Company is to (i) investigate and identify asset-backed securities which are then issued and performing; (ii) negotiate for the purchase of such securities on behalf of each entity into which the securities are placed (by purchase); (iii) assist in managing such purchases; (iv) monitor the performance of such securities; (v) direct how the income from such securities will be distributed; and (vi) determine when (if at all) any of such securities should be sold.  The Company also shall have such ancillary purposes as are necessary or helpful in performing the Company’s sole purpose identified above.  The Company shall not engage in any other business without the amendment of this Paragraph 2.5 by the unanimous consent of the Members.

2.6           The term of existence of the Company commenced on the effective date of filing of Articles of Organization with the California Secretary of State, i.e., February 13, 2008, and has continued, and shall continue, until October 31, 2034, unless sooner terminated by the provisions of this Agreement or as provided by law.

2.7           A.B.S.I.G. LLC, and TEAM NATION HOLDING CORPORATION shall be the Co-Managers of the Company.

ARTICLE III.
CAPITALIZATION

3.1           The authorized capital of the Company is Five Thousand Dollars ($5,000.00).  Upon the organization of the Company, the following cash contributions are to be made by the Members in exchange for their respective Percentage Interests:

Member	Member’s Percentage Interest	Cash Contribution
A.B.S.I.G. LLC	50%	$500.00
Team Nation Holding Corporation	50%	$500.00

Total Contribution:		$1,000.00

3.2           New Equity.  If at any time in the future the Company shall be in need of additional capital, the Company is authorized to seek and obtain the same.  Such additional capital will be allocable either to the present Members (to the extent that each of them makes an additional contribution) and to other classes of Members, if any,  with their rights defined and agreed upon as such cash is obtained.  The decision to seek additional equity will require the approval of the Co-Managers owning more than fifty percent (50%) of the Class “A” Percentage Interests.

3.3           Capital Account.  An individual Capital Account shall be maintained for each Member consisting of that Member’s Capital Contribution, (1) increased by that Member’s share of Profits, (2) decreased by that Member’s share of Losses and Company expenses (to the extent not included in the calculation of Profits and Losses), and (3) adjusted as required in accordance with applicable provisions of the Code and Regulations.

3.4           A Member shall not be entitled to withdraw any part of the Member’s Capital Contribution or to receive any distributions, whether of money or property, from the Company except as provided in this Agreement.

3.5           No interest shall be paid on funds or property contributed to the capital of the Company or on the balance of a Member’s Capital Account.

3.6           A Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company except as otherwise provided in the Act or in this Agreement.

3.7           No Member shall have priority over any other Member, with respect to the return of a Capital Contribution, or distributions or allocations of income, gain, losses, deductions, credits, or items thereof.

ARTICLE IV.
ALLOCATIONS AND DISTRIBUTIONS

4.1           The Profits and Losses of the Company and all items of Company income, gain, loss, deduction or credit shall be allocated, for Company book purposes and for tax purposes, to a Member in accordance with the Member’s Percentage Interest.

4.2           If any Member unexpectedly receives any adjustment, allocation, or distribution described in Reg sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to that Member in an amount and manner sufficient to eliminate any deficit balance in the Member’s Capital Account created by such adjustment, allocation, or distribution as quickly as possible.  Any special allocation under this Section 4.2 shall be taken into account in computing subsequent allocations of Profits and Losses so that the net amount of allocations of income and loss and all other items shall, to the extent possible, be equal to the net amount that would have been allocated if the unexpected adjustment, allocation, or distribution had not occurred.  The provisions of this Section 4.2 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Reg sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.

4.3           Any unrealized appreciation or unrealized depreciation in the values of Company property distributed in kind to all the Members shall be deemed to be Profits and Losses realized by the Company immediately prior to the distribution of the property, and such Profits or Losses shall be allocated to the Members’ Capital Accounts in the same proportions as Profits are allocated under Section 4.1.  Any property so distributed shall be treated as a distribution to the Members to the extent of the Fair Market Value of the property less the amount of any liability secured by and related to the property.  Nothing contained in this Agreement is intended to treat or cause such distributions to be treated as sales for value.  For the purposes of this Section 4.3, “unrealized appreciation” or “unrealized depreciation” shall mean the difference between the Fair Market Value of such property and the Company’s basis for such property.

4.4           In the case of a Transfer of an Economic Interest during any fiscal year, the Assigning Member and Assignee each shall be allocated of Profits or Losses based on the number of days each held the Economic Interest during that fiscal year.

4.5           All cash resulting from the normal business operations of the Company and from a Capital Event shall be distributed among the Members in proportion to their Percentage Interests at such times as the Members may agree.  Cash obtained from normal business operations of the Company which constitutes Cash Available for Distribution shall be distributed by the Company at such time as the Co-Managers determine that such Cash Available for Distribution is available.  The Co-Managers will use their best efforts to assure that there are distributions made during each calendar year of the Company’s term of not less than forty percent (40%) of the Profits of the company for such year so that the Members will have cash distributed to them to pay income taxes on their respective shares of the Company’s Profits for such year.

4.6           If the proceeds from a sale or other disposition of an item of Company consists of property other than cash, the value of such property shall be as determined by the Members.  Such non-cash proceeds shall then be allocated among all the Members in proportion to their Percentage Interests.  If such non-cash proceeds are subsequently reduced to cash, such cash shall be distributed to each Member in accordance with Section 4.5.

4.7           Notwithstanding any other provisions of this Agreement to the contrary, when there is a distribution in liquidation of the Company, or when any Member’s interest is liquidated, all items of income and loss first shall be allocated to the Members’ Capital Accounts under this Article IV, and other credits and deductions to the Members’ Capital Accounts shall be made before the final distribution is made.  The final distribution to the Members shall be made to the Members to the extent of and in proportion to their positive Capital Account balances.

ARTICLE V.
MANAGEMENT

5.1           The business of the Company shall be managed by its two Co-Managers.    Unless otherwise provided in this Agreement, all decisions concerning the management of the Company’s business shall be made by the vote or written consent of all of the Co-Managers.  The two Co-Managers are:  A.B.S.I.G. LLC, and TEAM NATION HOLDING CORPORATION.

5.2           The Co-Managers are not required to hold meetings, and decisions may be reached through one or more informal consultations followed by agreement among the two Co-Managers, provided that all Co-Managers are consulted (although all Co-Managers need not be present during a particular consultation), or by a written consent signed by all two of them.  In the event that Members wish to hold a formal meeting (a “Meeting”) for any reason, the following procedures shall apply:

(1)           If required, any one of the two Co-Managers, may call a meeting of Co-Managers by giving Notice of the time and place of the meeting at least 48 hours prior to the time of the holding of the meeting.  The Notice need not specify the purpose of the Meeting or the location if the Meeting is to be held at the principal executive office of the Company or if it is held telephonically.

(b)           Two of the Co-Managers shall constitute a quorum for the transaction of business at any Meeting of the Co-Managers; provided that they shall use their best efforts to bring the remaining Co-Manager to the meeting; including by telephone.

(c)           The transactions of the Co-Managers at any meeting, however called or noticed, or wherever held, shall be as valid as though transacted at a Meeting duly held after call and notice if a quorum is present and if, either before or after the Meeting, each Co-Manager not present signs a written waiver of Notice, a consent to the holding of the Meeting, or an approval of the minutes of the Meeting.

(d)           Any action required or permitted to be taken by the Co-Managers under this Agreement may be taken without a Meeting if all of the Co-Managers individually or collectively consent in writing to such action.

(e)           Co-Managers may participate in the Meeting through the use of a conference telephone or similar communications equipment, provided that all Co-Managers participating in the Meeting can hear one another.

(6)           All decisions made by the Co-Managers as hereinabove described shall be based on the following: The Co-Managers are allocated one vote, and decisions must be unanimous.

(7)           The Co-Managers shall keep or cause to be kept with the books and records of the Company full and accurate minutes of all Meetings, Notices, and waivers of Notices of Meetings, and all written consents in lieu of Meetings.

5.3           Intentionally omitted.

5.4           Notwithstanding the other provisions of this Agreement, two of the Co-Managers must execute all documents on behalf of the Company provided that such documents conform to decisions approved by all of the Co-Managers.  “Documents” shall include, but are not limited to, (i) all documents affecting title to personal property (including, without limitation, directions to escrow accounts, collection accounts and distribution accounts; (ii) directions to purchase and sell certain asset-backed securities;  (iii) documents opening and maintaining bank accounts, (iv) endorsements of checks and withdrawal slips on such bank accounts, (v) contracts for the employment of persons for the Company; (v) leases of offices; and (vi) other documents reasonably required in the ordinary course of the Company’s business.

5.5           All assets of the Company, whether real or personal, shall be held in the name of the Company.

5.6           All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company at such locations as shall be determined by all of the Co-Managers.  Withdrawals from such accounts shall require the signature(s) of such person or persons as all of the Co-Mangers may designate.

ARTICLE VI.
ACCOUNTS AND RECORDS

6.1           Complete books of account of the Company’s business, in which each Company transaction shall be fully and accurately entered, shall be kept at the Company’s principal executive office and shall be open to inspection and copying by each Member or the Member’s authorized representatives on reasonable Notice during normal business hours.  The costs of such inspection and copying shall be borne by the Member.

6.2           Financial books and records of the Company shall be kept on the method of accounting followed by the Company for federal income tax purposes to the extent allowed by law.  A balance sheet and income statement of the Company shall be prepared promptly following the close of each fiscal year in a manner appropriate to and adequate for the Company’s business and for carrying out the provisions of this Agreement.  The fiscal year of the Company shall be January 1 through December 31.

6.3           At all times during the term of existence of the Company, and beyond that term if a Majority of the Members deem it necessary, the Members shall keep or cause to be kept the books of account referred to in Section 6.2 and the following:

(i)           A current list of the full name and last known business or residence address of each Member, together with the Capital Contribution and the share in Profits and Losses of each Member;

(ii)           A copy of the Articles of Organization, as amended;

(iii)           Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv)           Executed counterparts of this Agreement, as amended;

(v)           Any powers of attorney under which the Articles of Organization or any amendments thereto were executed;

(vi)           Financial statements of the Company for the six most recent fiscal years; and

(vii)           The Books and Records of the Company as they relate to the Company’s internal affairs for the current and past four fiscal years.

If a Majority of Members deem that any of the foregoing items shall be kept beyond the term of existence of the Company, the repository of said items shall be as designated by a Majority of Members.

6.4           Within 90 days after the end of each taxable year of the Company, the Company shall send to each of the Members all information necessary for the Members to complete their federal and state income tax or information returns, and a copy of the Company’s federal, state, and local income tax or information returns for such year.

ARTICLE VII.
MEMBERS AND VOTING

7.1           Each Member shall Vote in proportion to the Member’s Percentage Interest as of the governing record date, determined in accordance with Section 7.2.  Any action that may or that must be taken by the Members shall be by unanimous vote.

7.2           The record date for determining the Members entitled to Notice of any Meeting and to (i) vote, (ii) receive any distribution or (iii) exercise any right in respect of any other lawful action, shall be the date set by a Majority of Members, provided that such record date shall not be more than 60, nor less than 10 days prior to the date of the Meeting, nor more than 60 days prior to any other action.

In the absence of any action setting a record date, the record date shall be determined in accordance with California Corporations Code ' 17104(k).

7.3           At all Meetings of Members, a Member may Vote in person or by Proxy.  Such proxy shall be filed by any Member before or at the time of the Meeting, and may be filed by facsimile transmission to a Co-Manager at the principal executive office of the Company or such other address as may be given by the Co-Managers to the Members for such purposes.

ARTICLE VIII.
TRANSFERS OF MEMBERSHIP INTERESTS

8.1            Except as expressly provided in this Agreement, a Member shall not Transfer any part of the Member’s Membership Interest in the Company, whether now owned or hereafter acquired, unless (1) the other Member(s) owning at last two-thirds of the Percentage Interests (excluding the Percentage Interest allocable to the withdrawing Members) approve the transferee’s admission to the Company as a Member upon such Transfer and (2) the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding 12 months, will not cause the termination of the Company under the Code.  No Member may Encumber or permit or suffer any Encumbrance of all or any part of the Member’s Membership Interest in the Company unless such Encumbrance has been approved in writing by one hundred percent (100%) of the Co-Managers.  Any Transfer or Encumbrance of a Membership Interest without such approval shall be void.  Notwithstanding any other provision of this Agreement to the contrary, a Member who is a natural person may transfer all or any portion of his or her Membership Interest to any revocable trust created for the benefit of the Member, or any combination between or among the Member, the Member’s spouse and the Member’s issue; provided that the Member retains a beneficial interest in the trust and all of the Voting Interest included in such Membership Interest.  A transfer of a Member’s entire beneficial interest in such trust or failure to retain such Voting Interest shall be deemed a Transfer of a Membership Interest.

8.2           On the happening of any of the following events (“Triggering Events”) with respect to a Member, the Company and the other Members, if any, shall have the option to purchase all or any portion of the Membership Interest in the Company of such Member (Selling Member) at the price and on the terms provided in Section 8.7 of this Agreement:

(a)           the death or incapacity of a Member;

(b)           the bankruptcy of a Member; or

(c)           except for the events stated in Section 8.3, the occurrence of any other event that is, or that would cause, a Transfer in contravention of this Agreement.

Each Member agrees to give prompt Notice of a Triggering Event to all other Members.

8.3           Notwithstanding any other provisions of this Agreement:

(i)           If, in connection with the divorce or dissolution of the marriage of a Member, any court issues a decree or order that transfers, confirms or awards a Membership Interest, or any portion thereof, to that Member’s spouse (an Award), then, notwithstanding that such transfer would constitute an unpermitted Transfer under this Agreement, that Member shall have the right to purchase from his or her former spouse the Membership Interest, or portion thereof, that was so transferred, and such former spouse shall sell the Membership Interest or portion thereof to that Member at the price set forth in Section 8.7 of this Agreement.  If the Member has failed to consummate the purchase within 90 days after the Award (the Expiration Date), the Company shall have the option to purchase from the former spouse the Membership Interest or portion thereof pursuant to Section 8.5 of this Agreement; provided that the option period shall commence on the later of (1) the day following the Expiration Date, or (2) the date of actual notice of the Award.

(ii)           If, by reason of the death of a spouse of a Member, any portion of a Membership Interest is transferred to a Transferee other than (1) that Member or (2) a trust created for the benefit of that Member (or for the benefit of that Member and any combination between or among the Member and the Member’s issue) in which the Member is the sole Trustee and the  Member, as Trustee or individually, possesses all of the Voting Interest included in that Membership Interest, then the Member shall have the right to purchase the Membership Interest or portion thereof from the estate or other successor of his or her deceased spouse or Transferee of such deceased spouse, and the estate, successor, or Transferee shall sell the Membership Interest or portion thereof at the price set forth in Section 8.7 of this Agreement.  If the Member has failed to consummate the purchase within 90 days after the date of death (the Expiration Date), the Company shall have the option to purchase from the estate or other successor of the deceased spouse the Membership Interest or portion thereof pursuant to Section 8.5 of this Agreement; provided that the option period shall commence on the later of (1) the day following the Expiration Date, or (2) the date of actual notice of the death.

8.4           On the receipt of Notice by the other Members as contemplated by Section 8.1, and on receipt of actual notice of any Triggering Event (the date of such receipt is hereinafter referred to as the “Option Date”), the remaining Co-Managers shall promptly give notice of the occurrence of such a Triggering Event to each Co-Manager, and the Company shall have the option, for a period ending 30 calendar days following the determination of the purchase price as provided in Section 8.6, to purchase the Membership Interest in the Company to which the option relates, at the price and on the terms provided in Section 8.6.  The transferee of the Membership Interest in the Company that is not purchased shall hold such Membership Interest in the Company subject to all of the provisions of this Agreement.

8.5           No Member shall participate in any Vote or decision in any matter pertaining to the disposition of that Member’s Membership Interest in the Company under this Agreement.

8.6           The purchase price of the Membership Interest that is the subject of an option under this Agreement shall be the Fair Market Value of such Membership Interest as determined under this Section 8.6.  Each of the selling and purchasing parties shall use his, her, or its best efforts to mutually agree on the Fair Market Value.  If the parties are unable to so agree within 30 days of the date on which the option is first exercisable (the Option Date), the selling party shall appoint, within 40 days of the Option Date, one appraiser, and the purchasing party shall appoint within 40 days of the Option Date, one appraiser.  The two appraisers shall within a period of five additional business days, agree on and appoint an additional appraiser.  The three appraisers shall, within 60 days after the appointment of the third appraiser, determine the Fair Market Value of the Membership Interest in writing and submit their report to all the parties.  The Fair Market Value shall be determined by disregarding the appraiser’s valuation that diverges the greatest from each of the other two appraisers’ valuations, and the arithmetic mean of the remaining two appraisers’ valuations shall be the Fair Market Value.  Each purchasing party shall pay for the services of the appraiser selected by it, plus one-half of the fee charged by the third appraiser.  The option purchase price as so determined shall be payable in cash.

8.7           Except as expressly permitted under Section 8.1, a prospective transferee (other than an existing Member) of a Membership Interest may be admitted as a Member with respect to such Membership Interest (Substituted Member) only (1) on the unanimous Vote of the (remaining) Co-Managers in favor of the prospective transferee’s admission as a Member, and (2) on such prospective transferee’s executing a counterpart of this Agreement as a party hereto.  Any prospective transferee of a Membership Interest shall be deemed an Assignee, and, therefore, the owner of only an Economic Interest until such prospective transferee has been admitted as a Substituted Member.

8.8           Any person admitted to the Company as a Substituted Member shall be subject to all provisions of this Agreement.

8.9           The original issuance of Membership Interests in the Company to the original Members has not been qualified or registered under the Securities Act of 1933, as amended, in reliance upon exemptions from the registration provisions of those laws.  No attempt has been made to qualify the offering and issuance of Membership Interests to Members under the California Corporate Securities Law of 1968, as amended, also in reliance upon an exemption from the requirement that a permit for issuance of securities be procured.  Notwithstanding any other provision of this Agreement, Membership Interests may not be Transferred or Encumbered unless registered or qualified under applicable state and federal securities law or unless, in the opinion of legal counsel satisfactory to the Company, such qualification or registration is not required.  The Member who desires to transfer a Membership Interest shall be responsible for all legal fees incurred in connection with said opinion.

ARTICLE IX.
DISSOLUTION AND WINDING UP

9.1           The Company shall be dissolved only on the first to occur of the following events:

(i)           The death, incapacity, or withdrawal of a Co-Manager; or the bankruptcy or dissolution of a Co-Manager; provided, however, that the remaining Co-Managers may, by their unanimous approval within 90 days after the happening of that event, elect to continue the Company, in which case the Company shall not be dissolved.  If the remaining Co-Managers fail to so elect, the (remaining) Co-Managers shall dissolve and wind up the Company.

(ii)           The expiration of the term of existence of the Company.

(iii)           The written agreement of those Members owning more than fifty percent (50%) of the Percentage Interests to dissolve the Company.

(iv)           The sale or other disposition of substantially all of the Company assets.  (The election to sell all or substantially all of the Property can be made only by the Co-Managers but also will require the vote or written consent of those Members owning more than fifty percent (50%) of the Percentage Interests in the partnership.)

(v)           Entry of a decree of judicial dissolution pursuant to California Corporations Code ' 27351.

9.2           On the dissolution of the Company, the Company shall engage in no further business other than that necessary to wind up the business and affairs of the Company.  The Co-Managers and Members who have not wrongfully dissolved the Company shall wind up the affairs of the Company.  The Persons winding up the affairs of the Company shall give written Notice of the commencement of winding up by mail to all known creditors and claimants against the Company whose addresses appear in the records of the Company.  After paying or adequately providing for the payment of all known debts of the Company (except debts owing to Members) the remaining assets of the Company shall be distributed or applied in the following order of priority:

(i)           To pay the expenses of liquidation.

(b)           To repay any loan theretofore made by a Co-Manager to the Company.

(c)           Among the Members in accordance with the provisions of Article IV, Section 4.7.

9.3           Each Member shall look solely to the assets of the Company for the return of the Member’s investment, and if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of any Member, such Member shall have no recourse against any other Members for indemnification, contribution, or reimbursement.

ARTICLE X.
ARBITRATION

Any action to enforce or interpret this Agreement or to resolve disputes between the Members or by or against any Member shall be settled by arbitration in accordance with the rules of the American Arbitration Association.  Arbitration shall be the exclusive dispute resolution process in the State of California, but arbitration shall be a nonexclusive process elsewhere.  Any party may commence arbitration by sending a written demand for arbitration to the other parties.  Such demand shall set forth the nature of the matter to be resolved by arbitration.  Arbitration shall be conducted at San Diego, California.  The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute.  The parties shall share equally all initial costs of arbitration.  The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration.  All decisions of the arbitrator shall be final, binding, and conclusive on all parties.  Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE XI.
GENERAL PROVISIONS

11.1           This Agreement constitutes the whole and entire agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all the parties.  This Agreement replaces and supersedes all prior written and oral agreements by and among the Members or any of them.

11.2           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each signed counterpart is effective when it is delivered to the principal office of the Company by (i) hand-delivery, (ii) facsimile or (iii) pdf.

11.3           This Agreement shall be construed and enforced in accordance with the internal laws of the State of California.  If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability, or if that is not possible, such provision shall, to the extent of such invalidity, illegality or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

11.4           This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives and permitted successors and assigns.

11.5           Whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the neuter gender shall include the male and female as well as a trust, firm, company, or corporation, all as the context and meaning of this Agreement may require.

11.6           The parties to this Agreement shall promptly execute and deliver any and all additional documents, instruments, notices and other assurances and shall do any and all other acts and things reasonably necessary in connection with the performance of their respective obligations under this Agreement and to carry out the intent of the parties.

11.7           Except as provided in this Agreement, no provision of this Agreement shall be construed to limit in any manner the Members in the carrying on of their own respective businesses or activities.

11.8           Except as provided in this Agreement, no provision of this Agreement shall be construed to constitute a Member, in the Member’s capacity as such, the agent of any other Member.

11.9           Each Member represents and warrants to the other Members that the Member has the capacity and authority to enter into this Agreement.

11.10                      The article, section and paragraph titles and headings contained in this Agreement are inserted as matter of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

11.11                      This Agreement may be altered, amended or repealed only by a writing signed by all of the Members.

11.12                      Time is of the essence of every provision of this Agreement that specifies a time for performance.

11.13                      This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

11.14                      The Members intend the Company to be a limited liability company under the Act.  No member shall take any action inconsistent with the express intent of the parties to this agreement.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, each of the undersigned has executed or caused to be executed this Agreement on the day and year first above written.

A.B.S.I.G. LLC

By:   _________________________________________

Name:________________________________________

Title:_________________________________________

TEAM NATION HOLDING COPRORATION

By:___________________________________________

Name:_________________________________________

Title:__________________________________________

[Exhibit “A” to the Operating Agreement of TEAM NATION INVESTMENT GROUP, LLC]

ARTICLES OF ORGANIZATION